UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	May 4, 2020

Wireless Telecom Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-11916	22-2582295
(Commission File Number)	(IRS Employer Identification No.)

25 Eastmans Road
Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 386-9696

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	WTT	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

On May 4, 2020, Wireless Telecom Group, Inc. (the “Company”) received $2,044,935 from Bank of America N.A. pursuant to a loan under the Paycheck Protection Program (“PPP”) of the 2020 Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”), administered by the Small Business Association (“SBA”). The unsecured loan (the “Loan”), evidenced by a promissory note, has an interest rate of 1% and a term of 24 months. No principal or interest payments are due for the first 6 months. Funds from the Loan may only be used for certain purposes, including payroll, benefits, rent and utilities, and the Company intends to use the funds only for those purposes. The CARES Act and the PPP provide a mechanism for forgiveness of up to the full amount of the Loan. After 60 days, but not more than 90 days, from the date the Loan was funded, and subject to compliance with any applicable regulations under the CARES Act, the Company may apply for forgiveness of the Loan. If the SBA confirms full and complete forgiveness, all obligations under the Loan will be deemed fully satisfied and paid in full. If the SBA does not confirm forgiveness of the Loan or only partly confirms forgiveness of the loan, then we will be obligated to repay the total outstanding balance remaining due under the Loan including principal and interest. In such case Bank of America will establish terms for repayment. Although the Company believes it will qualify for full forgiveness of the Loan under the PPP, it can provide no assurance that the Loan will be forgiven in whole or in part.

The Company may prepay the Loan at any time prior to maturity with no prepayment penalties. The promissory note evidencing the Loan contains customary events of default relating to, among other things, payment defaults and breaches of representations and warranties.

On May 4, 2020, the Company entered into Amendment No. 6 to the Loan and Security Agreement with Bank of America, N.A. (the “Credit Facility”) which, among other things, amends the definition of “Debt” to include the Loan as long as the proceeds are used for allowable purposes under the CARES Act and the Company promptly submits an application for forgiveness and substantially all of the loan is forgiven.

On May 4, 2020, the Company entered into the First Amendment to the Credit Agreement (the “Term Loan Facility”) with Muzinich BDC, Inc. which, among other things, amends the definition of “Indebtedness” to include the Loan as long as the proceeds are used for allowable purposes under the CARES Act, the receipt of the loan does not violate the Bank of America Credit Facility and the Company submits an application for forgiveness and substantially all of the loan is forgiven.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Bank of America Promissory Note in the principal amount of $2,044,935.00

10.2	Amendment No. 6 to Loan and Security Agreement by and among Wireless Telecom Group, Inc., Boonton Electronics Corporation, Microlab/FXR LLC, Holzworth Instrumentation Inc., CommAgility Limited and Bank of America, N.A.

10.3	First Amendment to the Credit Agreement by and among Wireless Telecom Group, Inc. and subsidiaries and Muzinich BDC, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRELESS TELECOM GROUP, INC.

Date: May 7, 2020	By:	/s/ Michael J. Kandell
Michael J Kandell
Chief Financial Officer and Corporate Secretary